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                                                       EXHIBIT 10(x)(x)(v)(i)(i)

                   AMENDED AND RESTATED SEVERANCE AGREEMENT
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     THIS AMENDED AND RESTATED SEVERANCE AGREEMENT ("Amended and Restated
Severance Agreement"), made and entered into as of this 27th day of December, 1999 by and between FEDERAL REALTY INVESTMENT TRUST, a Maryland real estate investment trust ("Employer"), and NANCY J. HERMAN ("Employee").

     WHEREAS, Employee and Employer entered into a Severance Agreement ("Severance Agreement") dated as of August 25, 1999; and

     WHEREAS, Employee and Employer wish to amend and restate that Severance Agreement as set forth herein;

     NOW THEREFORE, in consideration of the foregoing, of the mutual promises herein contained and of other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

     1.   Termination of Severance Agreement.  As of the date first written
          ----------------------------------
above, the Severance Agreement shall be null and void and of no further force or effect.

     2.   Effective Date of Amended and Restated Severance Agreement.  This
          ----------------------------------------------------------
Amended and Restated Severance Agreement shall be effective as of the date first written above and shall continue and remain in full force and effect until terminated by the parties in writing.

     3.   Termination Without Cause.  In the event that Employee's employment
          -------------------------
with Employer is terminated under any of the circumstances in Sections 3(a) or 3(b), Employee will be deemed to have been Terminated Without Cause and shall receive payments and benefits as described in this Section 3; provided, however, in the event Employee's employment with Employer is terminated under any of the circumstances in Sections 3(a) or 3(b) under circumstances described in Section 8 below, Employee shall receive such payments and benefits as are set forth in
Section 8 in lieu of the payments and benefits under this Section 3:

          (a) by Employer other than with Cause (as "Cause" is defined in Section 5 hereof);

          (b) by Employee within six (6) months following the occurrence of one or more of the following events:

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               (i)    the nature of Employee's duties or the scope of Employee's responsibilities or authority as of the date first written above are materially modified by Employer without Employee's written consent where such material modification constitutes an actual or constructive demotion of Employee; provided, however, that a change in the position(s) to whom Employee reports shall not by itself constitute a material modification of Employee's responsibilities; provided, further, that if Employee voluntarily becomes an employee of an affiliate of the Employer in connection with a Spin-off (as defined in Section 17) of that affiliate, the nature of Employee's duties and the scope of responsibilities and authority referred to above in this paragraph (i) shall mean those as in effect as of the first day of employment with the affiliate following the Spin-off and not those in effect with the Employer as of the date first written above;

               (ii) Employer changes the location of its principal office to outside a fifty (50) mile radius of Washington, D.C.;

               (iii) Employer's setting of Employee's base salary for any year at an amount which is less than ninety percent (90%) of the greater of (A) Employee's base salary for 1999, or (B) Employee's highest base salary during the three (3) then most recent calendar years (including the year of termination), regardless of whether such salary reduction occurs in one year or over the course of years; and

               (iv) this Amended and Restated Severance Agreement is not expressly assumed by any successor (directly or indirectly, whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Employer.

          (c)  Decision by Employer to Terminate Without Cause.  Employer's
               -----------------------------------------------
               decision to terminate Employee's employment Without Cause shall be made by the Board of Trustees.

          (d)  Severance Payment Upon Termination Without Cause.  In the event
               ------------------------------------------------
               of Termination Without Cause other than under circumstances described in Section 8 below, Employee will receive as severance pay an amount in cash equal to one (1) year's salary. For the purpose of calculating amounts payable pursuant to this Section

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               3(d), "salary" shall be an amount equal to (i) the greater of (A)
               Employee's highest annual base salary paid during the previous three (3) years or (B) Employee's annual base salary in the year of termination, plus (ii) the greatest annual aggregate amount of any cash and/or stock bonus paid to Employee in respect of any of the three (3) fiscal years immediately preceding such termination (it being understood and agreed that such amount shall not include compensation paid pursuant to performance share awards). For purposes of the preceding sentence: (i) a stock bonus will be considered to have been paid in respect of a particular year if
               (A) in the case of a bonus paid under Employer's 1999 Incentive Bonus Plan (as the same may be amended from time or time, or any successor plan, the "Bonus Plan"), the stock bonus was awarded in respect of that year, even if it did not vest in that year, or
               (B) in the case of any other stock bonus, the shares vested in that year (other than as a result of the Termination Without Cause); and (ii) a stock bonus will be valued (A) in the case of a bonus paid under the Bonus Plan, at a figure equal to the number of shares awarded, multiplied by the per-share value (closing price) on the date on which the bonus was approved by the Compensation Committee of Employer's Board of Trustees, and
               (B) in the case of any other stock bonus, at a figure equal to the number of shares that vested, multiplied by the per-share value (closing price) on the date on which they vested. Payment also will be made for vacation time that has accrued, but is unused as of the date of termination.

          (e)  Benefits.  In the event of Termination Without Cause other than
               --------
               under circumstances described in Section 8 below, Employee shall receive "Full Benefits" for nine (9) months. Employer shall have satisfied its obligation to provide Full Benefits to Employee if it (i) pays premiums due in connection with COBRA continuation coverage to continue Employee's medical and dental insurance coverage at not less than the levels of coverage immediately prior to termination of Employee's employment; (ii) maintains at not less than Employee's highest levels of coverage prior to Termination Without Cause individual life insurance policies and accidental death and dismemberment policies for the benefit of Employee and pays the annual premiums associated therewith; (iii) to the extent that Employer maintained a long-term disability policy that provided coverage to Employee in excess of the coverage provided under Employer's group long-term disability policy, maintains at not less than Employee's highest levels of coverage prior to Termination Without Cause an individual long-term disability policy for the

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               benefit of Employee and pays the annual premiums associated therewith, subject to the limitations of the policy; and (iv) pays the annual premiums associated with Employee's continued participation, at not less than Employee's highest levels of coverage prior to Termination Without Cause, under Employer's group long-term disability policy for a period of one (1) year following Termination Without Cause, subject to the limitations of the policy. Notwithstanding the foregoing, Employee shall be required to pay the premiums and any other costs of such Full Benefits in the same dollar amount that Employee was required to pay for such costs immediately prior to Termination Without Cause.

          (f)  Stock Options.  Notwithstanding any agreement to the contrary,
               -------------
               in the event of any Termination Without Cause other than under circumstances described in Section 8 below, the vesting of options to purchase shares of Employer's common stock granted to Employee and outstanding as of the date of Employee's termination and scheduled to vest during the twelve (12) months thereafter shall be accelerated such that all such options will be vested as of the date of Employee's termination of employment with Employer. The terms of the stock option agreements shall determine the period during which any vested options may be exercisable.

          (g)  Outplacement Services.  In the event of Termination Without Cause
               ---------------------
               other than under circumstances described in Section 8 below, Employer shall make available at Employer's expense to Employee at Employee's option the services of an employment search/outplacement agency selected by Employer for a period not to exceed six (6) months from the date of Employee's termination.

          (h)  Provision of Telephone/Secretary. In the event of Termination
               --------------------------------
               Without Cause other than under circumstances described in Section 8 below, Employer shall provide Employee for a period not to exceed six (6) months from Employee's date of termination with a telephone number assigned to Employee at Employer's offices, telephone mail and a secretary to answer the telephone. Such benefits shall not include an office or physical access to Employer's offices and will cease upon commencement by Employee of employment with another employer.

          (i)  Notice.  If Employee terminates his or her employment pursuant to
               ------
               Section 3(b) hereof other than under circumstances described in
               Section 8 below and (i) Employee is not an executive officer of

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               Employer, Employee shall give sixty (60) days' written notice to
               Employer of such termination, or (ii) if Employee is an executive officer of Employer, Employee shall give ninety (90) days' written notice to Employer of such termination.

          (j) Notwithstanding the foregoing provisions of this Agreement, it shall not be considered a Termination Without Cause in the event that the Employee voluntarily becomes an employee of an affiliate of the Employer in connection with a Spin-off of that affiliate if the Employer has assigned this Agreement to the affiliate as contemplated in Section 17 and the affiliate has assumed the obligations hereunder.

     4.   Voluntary Resignation. If Employee is not an executive officer of
          ---------------------
Employer, Employee shall give sixty (60) days' written notice to Employer of Employee's resignation from employment in all capacities with Employer other than under circumstances described in Section 8 below; if Employee is an executive officer of Employer, Employee shall give ninety (90) days' written notice to Employer of Employee's resignation from employment in all capacities with Employer other than under circumstances described in Section 8 below.

     5.   Severance Benefits Upon Termination With Cause.  Employee shall be
          ----------------------------------------------
deemed to have been terminated with Cause in the event that the employment of Employee is terminated for any of the following reasons other than under circumstances described in Section 8 below:

          (a) failure (other than failure due to disability) to substantially perform his or her duties with Employer or an affiliate thereof; which failure remains uncured after written notice thereof and the expiration of a reasonable period of time thereafter in which Employee is diligently pursuing cure ("Failure to Perform");

          (b) willful conduct which is demonstrably and materially injurious to Employer or an affiliate thereof, monetarily or otherwise;

          (c)  breach of fiduciary duty involving personal profit; or

          (d) willful violation in the course of performing his or her duties for Employer of any law, rule or regulation (other than traffic violations or misdemeanor offenses). No act or failure to act shall be considered willful unless done or omitted to be done in bad faith and without reasonable belief that the action or omission was in the best interest of Employer.

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          (e)  Decision by Employer to Terminate With Cause.  The decision to
               --------------------------------------------
               terminate the employment of Employee with Cause shall be made by the Board of Trustees.

          (f)  Severance Payment Upon Termination with Cause.  In the event of
               ---------------------------------------------
               termination for Failure to Perform pursuant to Section 5(a), or termination for cause pursuant to Section 5(b), (c) or (d) above, the terms of the stock option agreements between Employer and Employee thereunder will determine the terms of the vesting of options and the exercisability of vested options.

               (i)    For Cause Termination for Failure to Perform.  In the
                      --------------------------------------------
                      event that Employee's employment is terminated with Cause pursuant to Section 5(a) above, Employee shall receive as severance pay an amount in cash equal to one (1) month's salary for every year of service to Employer in excess of five (5) years of service; such severance payment shall not exceed six (6) months' pay. The number of months for which such a payment is due shall determine the length of the for cause term ("For Cause Term"). For the purposes of this Section 5(f)(i) only, "salary" shall mean Employee's then current annual base salary and shall not include any bonus or other compensation. Payment shall also be made for accrued, but unused, vacation time. Employee shall also receive Full Benefits (as defined above) for the For Cause Term. In the event that, following Employee's termination for Failure to Perform, Employee becomes employed by or affiliated with, as a partner, consultant, contractor or otherwise, any entity which is substantially engaged in the business of property investment or management ("Competitor"), all payments specified in this
                      Section 5(f)(i) shall cease upon the date Employee commences such employment or affiliation; provided, however, Employee shall continue to receive medical and dental care benefits from Employer until (i) Employee is eligible to receive medical and dental care benefits from the Competitor, or (ii) the date of expiration of Employee's For Cause Term, whichever comes first.

               (ii)   Other Cause Termination.  In the event that Employee's
                      -----------------------
                      employment is terminated with Cause pursuant to Section 5(b), (c) or (d), Employee shall receive all base salary due and payable as of the date of Employee's termination of

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                      employment. No payment shall be made for bonus or other
                      compensation. Payment also will be made for accrued, but unused vacation time.

     6.   Severance Benefits Upon Termination Upon Disability. Employer may
          ---------------------------------------------------
terminate Employee upon thirty (30) days' prior written notice if (i) Employee's Disability has disabled Employee from rendering service to Employer for at least a six (6) month consecutive period during the term of Employee's employment,
(ii) Employee's "Disability" is within the meaning of such defined term in Employer's group long-term disability policy, and (iii) Employee is covered under such policy. In the event of Employee's Termination Upon Disability, Employee shall be entitled to receive as severance pay each month for the year immediately following the date of termination an amount in cash equal to the difference, if any, between (i) the sum of (y) the amount of payments Employee receives or will receive during that month pursuant to the disability insurance policies maintained by Employer for Employee's benefit and (z) the adjustment described in the next sentence and (ii) Employee's base monthly salary on the date of termination due to Disability. The adjustment referred to in clause (z) of the preceding sentence is the amount by which any tax-exempt payments referred to in clause (y) would need to be increased if such payments were subject to tax in order to make the after-tax proceeds of such payments equal to the actual amount of such tax-exempt payments.

          (a)  Benefits.  Employee shall receive Full Benefits (as defined
               --------
               above) for one (1) year following termination due to Disability.

          (b)  Stock Options.  In the event that Employee's employment is
               -------------
               terminated due to Disability, the terms of the stock option agreements between Employer and Employee shall determine the vesting of any options held by Employee as of the date of termination due to Disability and the exercise period for any vested option.

     7.   Severance Benefits Upon Termination Upon Death.  If Employee dies,
          ----------------------------------------------
Employee's estate shall be entitled to receive an amount in cash equal to Employee's then-current base salary through the last day of the month in which Employee's death occurs plus any bonus previously awarded but unpaid and any accrued vacation pay through the last day of the month in which Employee's death occurs. The terms of the stock option agreements between Employer and Employee shall determine the vesting of any options held by Employee as of the date of his or her death and the exercise period for any vested option.

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     8.   Severance Benefits Upon Termination Upon Change in Control.
          ----------------------------------------------------------

          (a)  Change in Control Defined.  No benefits shall be payable under
               -------------------------
this Section 8 unless there shall have occurred a Change in Control of Employer, as defined below. For purposes of this Section 8, a "Change in Control" of Employer shall mean any of the following events:

               (i) An acquisition in one or more transactions (other than directly from Employer or pursuant to options granted by Employer) of any voting securities of Employer (the "Voting Securities") by any "Person" (as the term is used for purposes of Section 13(d) or 14(d) of the Securities Act of 1934, as amended (the "Exchange Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of Employer's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by (1) Employer or (2) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by Employer (a "Subsidiary"), (B) Employer or any Subsidiary, or (C) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

               (ii) The individuals who, as of the date of this Amended and Restated Severance Agreement, are members of the Board of Trustees (the "Incumbent Trustees"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by Employer's shareholders, of any new member was approved by a vote of at least two-thirds of the Incumbent Trustees, such new member shall, for purposes of this Amended and Restated Severance Agreement, be considered as a member of the Incumbent Trustees; provided, further, however, that no individual shall be considered a member of the Incumbent Trustees if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Trustees (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

               (iii)  Approval by shareholders of Employer of

                      (A) A merger, consolidation or reorganization involving Employer, unless:

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                           (1)  the shareholders of Employer, immediately before
such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least a majority of the combined voting power of the outstanding voting securities of the Person resulting from such merger or consolidation or reorganization (the "Surviving Person") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                           (2)  the individuals who were members of the
Incumbent Trustees immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Person,

                           (3)  no Person (other than Employer or any
Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by Employer, or any Subsidiary, or any Person which, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of 20% or more of the then outstanding Voting Securities) has Beneficial Ownership of 20% or more of the combined voting power of the Surviving Person's then outstanding voting securities, and

                           (4)  a transaction described in clauses (1) through
(3) shall herein be referred to as a "Non-Control Transaction;"

                      (B)  A complete liquidation or dissolution of Employer; or

                      (C) An agreement for the sale or other disposition of all or substantially all of the assets of Employer to any Person (other than a transfer to a Subsidiary).

               (iv) Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by Employer which, by reducing the number of Voting Securities outstanding, increases the proportional number of Voting Securities Beneficially Owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by Employer, and after such share acquisition by Employer, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur; or (B) if Employer (1) establishes a wholly-owned subsidiary ("Holding Company"), (2) causes the Holding Company to establish a wholly-owned subsidiary ("Merger Sub"), and (3) merges with Merger Sub, with Employer as the surviving entity (such transactions

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collectively are referred as the "Reorganization"). Immediately following the completion of the Reorganization, all references to the Voting Securities shall be deemed to refer to the voting securities of the Holding Company.

               (v) Notwithstanding anything contained in this Amended and Restated Severance Agreement to the contrary, if Employee's employment is terminated while this Amended and Restated Severance Agreement is in effect and Employee reasonably demonstrates that such termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control (a "Third Party") or (B) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes of this Amended and Restated Severance Agreement, the date of a Change in Control with respect to Employee shall mean the date immediately prior to the date of such termination of Employee's employment.

          (b)  Termination of Employment Following Change in Control.  If a
               -----------------------------------------------------
Change in Control of Employer occurs, Employee shall be entitled to the benefits provided in this Section 8 upon the subsequent termination of Employee's employment with Employer for any reason, either voluntarily or involuntarily, within six (6) months of such Change of Control, unless such termination is because of Employee's death, Disability or retirement. The term "Retirement" shall mean termination of employment in accordance with (x) a qualified employee pension or profit-sharing plan maintained by Employer, or (y) Employer's retirement policy in effect immediately prior to the Change in Control. For purposes of this Section 8, Employee's employment shall be terminated by written notice delivered by either Employer or Employee to the other party. The date of Employee's termination of employment shall be the earlier of the date of Employee's or Employer's written notice terminating Employee's employment with Employer, unless such notice shall specify an effective date of termination occurring later than the date of such notice, in which event such specified effective date shall govern ("Termination Date").

          (c)  Payment of Benefits upon Termination.  If, after a Change in
               ------------------------------------
Control has occurred, Employee's employment with Employer is terminated in accordance with Section 8(b) above, then Employer shall pay to Employee and provide Employee, his or her beneficiaries and estate, the following:

               (i) Employer shall pay to Employee a single cash payment equal to the amount described in Section 3(d) above (without giving effect to any accelerated vesting which may have occurred as a result of the Change in Control). If Employee's employment is terminated by Employee by a written notice which specifies a Termination Date at least five (5) business days later than the date of such notice, the payment shall be made on the Termination Date. If Employee gives less than five (5)

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business days notice, then such payment shall be made within five (5) business days of the date of such notice;

               (ii) Employee shall receive Full Benefits for one (1) year following the Termination Date;

               (iii) Employer, to the extent legally permissible, shall continue to provide to Employee all other officer perquisites, allowances, accommodations of employment, and benefits on the same terms and conditions as such are from time to time made available generally to the other officers of Employer but in no event less than the highest level of the perquisites, allowances, accommodations of employment and benefits that were available to Employee during the last twelve (12) months of Employee's employment prior to the Change in Control for a period of one (1) year following the Termination Date;

               (iv) For the purposes of this Section 8(c), Employee's right to receive officer perquisites, allowances and accommodations of employment is intended to include (A) Employee's right to have Employer provide Employee for a period not to exceed six (6) months from Employee's Termination Date with a telephone number assigned to Employee at Employer's offices, telephone mail and a secretary to answer the telephone; provided, however, such benefits described in this Section 8(c)(iv)(A) shall not include an office or physical access to Employer's offices and will cease upon the commencement by Employee of employment with another employer, and (B) Employee's right to have Employer make available at Employer's expense to Employee at Employee's option the services of an employment search/outplacement agency selected by Employee for a period not to exceed six (6) months.

               (v) Upon the occurrence of a Change in Control, all restrictions on the receipt of any option to acquire or grant of Voting Securities to Employee shall lapse and such option shall become immediately and fully exercisable. Notwithstanding any applicable restrictions or any agreement to the contrary, Employee may exercise any options to acquire Voting Securities as of the Change in Control by delivery to Employer of a written notice dated on or prior to the expiration of the stated term of the option.

          (d)  Redemption.
               ----------

               (i) Except as provided in subsection (ii) below, Employer shall within five (5) business days of receipt of written notice from Employee given at any time after the occurrence of a Change in Control but prior to the latest stated expiration date of any option held by Employee on the date of the Change in Control, redeem any Voting Securities held by Employee (whether acquired by exercise of any such option or grant or otherwise), at a price equal to the average closing price of Voting Securities as quoted on the New York Stock Exchange, or if such Voting Securities are not listed

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thereon, then the average of the closing "bid" and "ask" prices per share in the over-the-counter securities market for the fifteen (15) trading days prior to the date of such notice;

               (ii) If, during the fifteen (15) day trading period, Voting Securities are not listed, quoted or reported on any publicly traded securities market for at least two-thirds (2/3) of the days included in such period, then the redemption price shall be determined as follows: (A) Employee shall designate in a written notice to Employer an appraiser to appraise the value of the Voting Securities to be redeemed; (B) within ten (10) business days of receipt of such notice Employer shall designate an appraiser to appraise the value of the Voting Securities to be redeemed, (C) such designated appraisers shall together designate, within ten (10) business days of the date the appraiser is designated by Employer, a third appraiser to appraise the value of such Voting Securities, (D) each appraiser shall value such Voting Securities within twenty (20) business days of the designation of the third appraiser using generally accepted appraisal methods for valuing such securities based upon the value of all of Employer's assets less all of its liabilities without giving effect for any costs of liquidation or distress sale, if otherwise applicable, and (E) the average of the three (3) values determined by the three (3) appraisers shall constitute the price at which Employer must redeem the Voting Securities covered by Employee's written notice within five (5) business days of the completion of this appraisal process. All costs and expenses associated with any appraisal prepared pursuant to this Section 8(d)(ii) shall be borne entirely by Employer.

          (e)  Excise Tax Payments.
               -------------------

               (i) In the event that any payment or benefit (within the meaning of Section 280G(b)(2) of the Code) that is provided for hereunder (other than the payment provided for in this Section 8(e)(i)) to be paid to or for the benefit of Employee (including, without limitation, the payments or benefits provided for under any provision of this Section 8) or payments or benefits under any other plan, agreements or arrangement between Employee and Employer (a "Payment" or "Payments"), be determined or alleged to be subject to an excise or similar purpose tax pursuant to Section 4999 of the Code or any successor or other comparable federal, state, or local tax laws or any interest or penalties incurred by Employee with respect to such excise or similar purpose tax (such excise tax, together with any such interest and penalties, hereinafter collectively referred to as the "Excise Tax") Employer shall pay to Employee such additional compensation as is necessary (after taking into account all federal, state and local taxes (including any interest and penalties imposed with respect to such taxes), including any income or Excise Tax, payable by Employee as a result of the receipt of such additional compensation) (a "Gross-Up Payment") to place Employee in the same after-tax position (including federal, state and local taxes) Employee would have been in had no such Excise Tax been paid or incurred.

               (ii) All mathematical determinations, and all determinations as to whether any of the Total Payments are "parachute payments" (within the meaning of Section 280G of the Code), that are required to be made under this
Section 8(e), including determinations as to whether a Gross-Up Payment is required, and the amount of such Gross-Up Payment, shall be made by an independent accounting firm selected by the Employee from among the six (6) largest accounting firms in the United States (the "Accounting Firm"), which shall provide its determination (the "Determination"), together with detailed supporting calculations regarding the amount of any Gross-Up Payment and any other relevant matter, both to Employer and the Employee by no later than ten
(10) days following the Termination Date, if applicable, or such earlier time as is requested by Employer or the Employee (if the Employee reasonably believes that any of the Payments may be subject to the Excise Tax). If the Accounting Firm determines that no Excise Tax is payable by the Employee, it shall furnish the Employee and Employer with a written statement that such Accounting Firm has concluded that no Excise Tax is payable (including the reasons therefor) and that the Employee has substantial authority not to report any Excise Tax on her federal income tax return. If a Gross-Up Payment is determined to be payable, it shall be paid to the Employee within twenty (20) days after the Determination (and all accompanying calculations and other material supporting the Determination) is delivered to Employer by the Accounting Firm. The cost of obtaining the Determination shall be borne by Employer, any determination by the Accounting Firm shall be binding upon Employer and the Employee, absent manifest error. Without limiting the obligation of Employer hereunder, Employee agrees, in the event that Employer makes a Gross-Up Payment to cover any Excise Tax, to negotiate with Employer in good faith with respect to procedures reasonably requested by Employer which would afford Employer the ability to contest the imposition of such Excise Tax; provided, however, that Employee will not be required to afford Employer any right to contest the applicability of any such Excise Tax to the extent that Employee reasonably determines (based upon the opinion of the Accounting Firm) that such contest is inconsistent with the overall tax interest of Employee.

               (iii) As a result of the uncertainty in the application of Sections 4999 and 280G of the Code, it is possible that a Gross-Up Payment (or a portion thereof) will be paid which should not have been paid (an "Excess Payment") or a Gross-Up Payment (or a portion thereof) which should have been paid will not have been paid (an "Underpayment"). An Underpayment shall be deemed to have occurred (A) upon notice (formal or informal) to Employee from any governmental taxing authority that Employee's tax liability (whether in respect of Employee's current taxable year or in respect of any prior taxable year) may be increased by reason of the imposition of the Excise Tax on a Payment or Payments with respect to which Employer has failed to make a sufficient Gross-Up Payment, (B) upon determination by a court, (C) by reason of determination by Employer (which shall include the position taken by Employer, together with its consolidated group, on its federal income tax return) or (D) upon the resolution of the Dispute to Employee's satisfaction. If an Underpayment occurs, Employee shall promptly notify Employer and Employer shall promptly, but in any event, at least five (5) days prior to the date on which the applicable governmental taxing authority has requested payment, pay to Employee an additional Gross-Up Payment equal to the amount of the Underpayment plus any interest and penalties (other than interest and penalties imposed by reason of Employee's failure to file a timely tax return or pay taxes shown due on Employee's return where such failure is not due to Employer's actions or omissions) imposed on the Underpayment. An Excess Payment shall be deemed to have occurred upon a "Final Determination" (as hereinafter defined) that the Excise Tax shall not be imposed upon a Payment or Payments (or a portion thereof) with respect to which Employee had previously received a Gross-Up Payment. A "Final Determination" shall be deemed to have occurred when Employee has received from the applicable governmental taxing authority a refund of taxes or other reduction in Employee's tax liability by reason of the Excess Payment and upon either (x) the date a determination is made by, or an agreement is entered into with, the applicable governmental taxing authority which finally and conclusively binds Employee and such taxing authority, or in the event that a claim is brought before a court of competent jurisdiction, the date upon which a final determination has been made by such court and either all appeals have been taken and finally resolved or the time for all appeals has expired or (y) the statute of limitations with respect to Employee's applicable tax return has expired. If an Excess Payment is determined to have been made, the amount of the Excess Payment shall be treated as a loan by Employer to Employee and Employee shall pay to Employer on demand (but not less than ten (10) days after the determination of such Excess Payment and written notice has been delivered to Employee) the amount of the Excess Payment plus interest at an annual rate equal to the Applicable Federal Rate provided for in Section 1274(d) of the Code from the date the Gross-Up Payment (to which the Excess Payment relates) was paid to Employee until date of repayment of the Excess Payment to Employer.

               (iv) Notwithstanding anything contained in this Section 8 to the contrary, in the event that, according to the Final Determination, an Excise Tax will be imposed on any Payment or Payments, Employer shall pay to the applicable governmental taxing authorities as Excise Tax withholding, the amount of the Excise Tax that Employer has actually withheld from the Payment or Payments.

          (f)  No Set-Off.  After a Change in Control, Employer shall have no
               ----------
right of set-off, reduction or counterclaim in respect of any debt or other obligation of Employee to Employer against any payment, benefit or other Employer obligation to Employee provided for in this Section 8 or pursuant to any other plan, agreement or policy.

          (g)  Interest on Amounts Payable.  After a Change of Control, if any
               ---------------------------
amounts which are required or determined to be paid or payable or reimbursed or reimbursable to Employee under this Section 8 (or under any other plan, agreement, policy or arrangement with Employer) are not so paid promptly at the times provided herein or therein, such amounts shall accrue interest, compounded daily at the annual percentage rate which is three percentage points (3%) above the interest rate which is announced by The Riggs National Bank (Washington, D.C.) from time to time as its prime lending rate, from the date such amounts were required or determined to have been paid or payable or reimbursed or reimbursable to Employee until such amounts and any interest accrued thereon are finally and fully paid; provided, however, that in no event shall the amount of interest contracted for, charged or received hereunder exceed the maximum non-usurious amount of interest allowed by applicable law.

          (h)  Disputes; Payment of Expenses.  At any time after a Change of
               ------------------------------
Control, all costs and expenses (including legal, accounting and other advisory fees and expenses of investigation) incurred by Employee in connection with (i) any dispute as to the validity, interpretation or application of any term or condition of this Section 8, (ii) the determination in any tax year of the tax consequences to Employee of any amounts payable (or reimbursable) under this
Section 8, or (iii) the preparation of responses to an Internal Revenue Service audit of, and other defense of, Employee's personal income tax return for any year which is the subject of any such audit or an adverse determination, administrative proceeding or civil litigation arising therefrom that is occasioned by or related to an audit of the Internal Revenue Service of Employer's income tax returns are, upon written demand by Employee, to be paid by Employer (and Employee shall be entitled, upon application to any court of competent jurisdiction, to the entry of a mandatory injunction, without the necessity of posting any bond with respect thereto, compelling Employer) promptly on a current basis (either directly or by reimbursing Employee). Under no circumstances shall Employee be obligated to pay or reimburse Employer for any attorneys' fees, costs or expenses incurred by Employer.

     9.   Confidentiality - Employer's Obligations.  Unless Employee and
          ----------------------------------------
Employer mutually agree on appropriate language for such purposes, in the event that Employee's employment is Terminated Without Cause pursuant to Section 3 above, With Cause pursuant to Section 5(a) above, or under circumstances described in Section 8, or Employee voluntarily resigns, Employer, except to the extent required by law, will not make or publish, without the express prior written consent of Employee, any written or oral statement concerning Employee's work related performance or the reasons or basis for the severing of Employee's employment relationship with Employer; provided, however, that the foregoing restriction is not applicable to information which was or became generally available to the public other than as a result of a disclosure by Employer.

     10.  Confidentiality - Employee's Obligations.  Employee acknowledges and
          ----------------------------------------
reaffirms that Employee will comply with the terms of the confidentiality letter executed by Employee upon commencement of Employee's employment with Employer.

     11.  Payments.  In the event of the termination of Employee's employment
          --------
under circumstances described in Section 8, the severance payment made pursuant to that section shall be made as a lump sum payment. In the event of Employee's voluntary resignation other than under circumstances described in Section 8, severance payments made pursuant to this Amended and Restated Severance Agreement shall be made pro rata on a monthly basis. All other severance payments payable to Employee pursuant to the terms of this Amended and Restated Severance Agreement may be made either as a lump sum payment or pro rata on a monthly basis, at Employee's option.

     12.  Tax Withholding.  Employer may withhold from any benefits payable
          ---------------
under this Amended and Restated Severance Agreement, and pay over to the appropriate authority, all federal, state, county, city or other taxes (other than any excise tax imposed under Section 4999 of the Code or any similar tax to which the indemnity provisions of Section 8(e) of this Amended and Restated Severance Agreement shall apply) as shall be required pursuant to any law or governmental regulation or ruling.

     13.  Arbitration.
          -----------

          (a) Any controversy, claim or dispute arising out of or relating to this Amended and Restated Severance Agreement or the breach thereof shall be settled by arbitration in accordance with the then existing Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The parties irrevocably consent to the jurisdiction of the federal and state courts located in Maryland for this purpose. Each such arbitration proceeding shall be located in Maryland.

          (b) The arbitrator(s) may, in the course of the proceedings, order any provisional remedy or conservatory measure (including, without limitation, attachment, preliminary injunction or the deposit of specified security) that the arbitrator(s) consider to be necessary, just and equitable. The failure of a party to comply with such an interim order may, after due notice and opportunity to cure with such noncompliance, be treated by the arbitrator(s) as a default, and some or all of the claims or defenses of the defaulting party may be stricken and partial or final award entered against such party, or the arbitrator(s) may impose such lesser sanctions as the arbitrator(s) may deem appropriate. A request for interim or provisional relief by a party to a court shall not be deemed incompatible with the agreement to arbitrate or a waiver of that agreement.

          (c) The parties acknowledge that any remedy at law for breach of this Amended and Restated Severance Agreement may be inadequate, and that, in the event of a breach by Employee of Sections 10 or 16, any remedy at law would be inadequate in that such breach would cause irreparable competitive harm to Employer. Consequently, in addition to any other relief that may be available, the arbitrator(s) also may order permanent injunctive relief, including, without limitation, specific performance, without the necessity of the prevailing party proving actual damages and without regard to the adequacy of any remedy at law.

          (d) In the event that Employee is the prevailing party in such arbitration, then Employee shall be entitled to reimbursement by Employer for all reasonable legal and other professional fees and expenses incurred by Employee in such arbitration or in enforcing the award, including reasonable attorney's fees.

          (e) The parties agree that the results of any such arbitration proceeding shall be conclusive and binding upon them.

     14.  Continued Employment.  This Amended and Restated Severance Agreement
          --------------------
shall not confer upon the Employee any right with respect to continuance of employment by Employer.

     15.  Mitigation.  Employee shall not be required to mitigate the amount of
          ----------
any payment, benefit or other Employer obligation provided for in this Amended and Restated Severance Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to Employee in any subsequent employment.

     16.  Restrictions on Competition; Solicitation; Hiring.
          -------------------------------------------------

          (a) During the term of his or her employment by or with Employer, and for one (1) year from the date of the termination of Employee's employment with Employer (the "Post Termination Period"), Employee shall not, without the prior written consent of Employer, for himself or herself or on behalf of or in conjunction with any other person, persons, company, firm, partnership, corporation, business, group or other entity (each, a "Person"), work on or participate in the acquisition, leasing, financing, pre-development or development of any project or property which was considered and actively pursued by Employer or its affiliates for acquisition, leasing, financing, pre-development or development within one year prior to the date of termination of Employee's employment.

          (b) During the term of his or her employment by or with Employer, and thereafter during the Post Termination Period, Employee shall not, for any reason whatsoever, directly or indirectly, for himself or herself or on behalf of or in conjunction with any other Person:

               (i) so that Employer may maintain an uninterrupted workforce, solicit and/or hire any Person who is at the time of termination of employment, or has been within six (6) months prior to the time of termination of Employee's employment, an employee of Employer or its affiliates, for the purpose or with the intent of enticing such employee away from or out of the employ of Employer or its affiliates, provided that Employee shall be permitted to call upon and hire any member of the Employee's immediate family;

               (ii) in order to protect the confidential information and proprietary rights of Employer, solicit, induce or attempt to induce any Person who or that is, at the time of termination of Employee's employment, or has been within six (6) months prior to the time of termination of Employee's employment, an actual customer, client, business partner, property owner, developer or tenant or a prospective customer, client, business partner, property owner, developer or tenant (i.e., a customer, client,
                                                  ----
                      business partner, property owner, developer or tenant who is party to a written proposal or letter of intent with Employer, in each case written less than six (6) months prior to termination of Employee's employment) of Employer, for the purpose or with the intent of (A) inducing or attempting to induce such Person to cease doing business with Employer or its affiliates, or (B) in any way interfering with the relationship between such Person and Employer or its affiliates; or

               (iii) solicit, induce or attempt to induce any Person who is or that is, at the time of termination of Employee's employment, or has been within six (6) months prior to the time of termination of Employee's employment, a tenant, supplier, licensee or consultant of, or provider of goods or services to Employer or its affiliates, for the purpose or with the intent of (A) inducing or attempting to induce such Person to cease doing business with Employer or its affiliates or (B) in any way interfering with the relationship between such Person and Employer or its affiliates.

          (c) The above notwithstanding, the restrictions contained in subsections (a) and (b) above shall not apply to Employee in the Post-Termination Period in the event that Employee has ceased to be employed by Employer under circumstances described in Section 8 of this Amended and Restated Severance Agreement.

          (d) Because of the difficulty of measuring economic losses to Employer as a result of a breach of the foregoing covenants, and because of the immediate and irreparable damage that could be caused to Employer for which it would have no other adequate remedy, Employee agrees that the foregoing covenants, in addition to and not in limitation of any other rights, remedies or damages available to Employer at law, in equity or under this Agreement, may be enforced by Employer in the event of the breach or threatened breach by Employee, by injunctions and/or restraining orders. If Employer is involved in court or other legal proceedings to enforce the covenants contained in this Section 16, then in the event Employer prevails in such proceedings, Employee shall be liable for the payment of reasonable attorneys' fees, costs and ancillary expenses incurred by Employer in enforcing its rights hereunder.

          (e)  It is agreed by the parties that the covenants contained in this
               Section 16 impose a fair and reasonable restraint on Employee in light of the activities and business of Employer on the date of the execution of this Agreement and the current plans of Employer; but it is also the intent of Employer and Employee that such covenants be construed and enforced in accordance with the changing activities, business and locations of Employer and its affiliates throughout the term of these covenants.

          (f) It is further agreed by the parties hereto that, in the event that Employee shall cease to be employed hereunder, and enters into a business or pursues other activities that, at such time, are not in competition with Employer or its affiliates or with any business or activity which Employer or its affiliates contemplated pursuing, as of the date of termination of Employee's employment, within twelve (12) months from such date of termination, or similar activities or business in locations the operation of which, under such circumstances, does not violate this Section 16 or any of Employee's obligations under this Section 16, Employee shall not be chargeable with a violation of this Section 16 if Employer or its affiliates subsequently enter the same (or a similar) competitive business, course of activities or location, as applicable.

          (g) The covenants in this Section 16 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth herein are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent that such court deems reasonable, and the Agreement shall thereby be reformed to reflect the same.

          (h) All of the covenants in this Section 16 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Employee against Employer whether predicated on this Agreement or otherwise shall not constitute a defense to the enforcement by Employer of such covenants. It is specifically agreed that the Post Termination Period, during which the agreements and covenants of Employee made in this Section 16 shall be effective, shall be computed by excluding from such computation any time during which Employee is in violation of any provision of this
               Section 16.

          (i) Notwithstanding any of the foregoing, if any applicable law, judicial ruling or order shall reduce the time period during which Employee shall be prohibited from engaging in any competitive activity described in Section 16 hereof, the period of time for which Employee shall be prohibited pursuant to
               Section 16 hereof shall be the maximum time permitted by law.

     17.  No Assignment.  Neither this Amended and Restated Severance Agreement
          -------------
nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either Employer or Employee without the prior written consent of the other party; provided, however, that this provision shall not preclude Employee from designating one or more beneficiaries to receive any amount that may be payable after Employee's death and shall not preclude Employee's executor or administrator from assigning any right hereunder to the person or persons entitled thereto; provided, further, that in connection with a voluntary transfer, the Employer may assign this Amended and Restated Severance Agreement (and its rights, remedies, obligations, and liabilities) to an affiliate of the Employer without the consent of the Employee in connection with a spin off of such affiliate (whether by a transfer of shares of beneficial ownership, assets, or other substantially similar transaction) to all or substantially all of the shareholders of the Employer (a "Spin-off") and, upon such assignment, the affiliate shall be deemed the Employer for all purposes of this Amended and Restated Severance Agreement. This Amended and Restated Severance Agreement shall not be terminated either by the voluntary or involuntary dissolution or the winding up of the affairs of Employer, or by any merger or consolidation wherein Employer is not the surviving entity, or by any transfer of all or substantially all of Employer's assets on a consolidated basis. In the event of any such merger, consolidation or transfer of assets, the provisions of this Amended and Restated Severance Agreement shall be binding upon and shall inure to the benefit of the surviving entity or to the entity to which such assets shall be transferred.

     18.  Amendment.  This Amended and Restated Severance Agreement may be
          ---------
terminated, amended, modified or supplemented only by a written instrument executed by Employee and Employer.

     19.  Waiver.  Either party hereto may by written notice to the other:  (i)
          ------
extend the time for performance of any of the obligations or other actions of the other party under this Amended and Restated Severance Agreement; (ii) waive compliance with any of the conditions or covenants of the other party contained in this Amended and Restated Severance Agreement; (iii) waive or modify performance of any of the obligations of the other party under this Amended and Restated Severance Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Amended and Restated Severance Agreement shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Amended and Restated Severance Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach. No failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights to exercise the same any subsequent time or times hereunder.

     20.  Severability.  In case any one or more of the provisions of this
          ------------
Amended and Restated Severance Agreement shall, for any reason, be held or found by determination of the arbitrator(s) pursuant to an arbitration held in accordance with Section 13 above to be invalid, illegal or unenforceable in any respect (i) such invalidity, illegality or unenforceability shall not affect any other provisions of this Amended and Restated Severance Agreement, (ii) this Amended and Restated Severance Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, and (iii) if the effect of a holding or finding that any such provision is either invalid, illegal or unenforceable is to modify to Employee's detriment, reduce or eliminate any compensation, reimbursement, payment, allowance or other benefit to Employee intended by Employer and Employee in entering into this Amended and Restated Severance Agreement, Employer shall promptly negotiate and enter into an agreement with Employee containing alternative provisions (reasonably acceptable to

Employee), that will restore to Employee (to the extent legally permissible) substantially the same economic, substantive and income tax benefits Employee would have enjoyed had any such provision of this Amended and Restated Severance Agreement been upheld as legal, valid and enforceable. Failure to insist upon strict compliance with any provision of this Amended and Restated Severance Agreement shall not be deemed a waiver of such provision or of any other provision of this Amended and Restated Severance Agreement.

     21.  Governing Law.  This Amended and Restated Severance Agreement has been
          -------------
executed and delivered in the State of Maryland and its validity, interpretation, performance and enforcement shall be governed by the laws of said State; provided, however, that any arbitration under Section 13 hereof shall be conducted in accordance with the Federal Arbitration Act as then in force.

     22.  No Attachment.  Except as required by law, no right to receive
          -------------
payments under this Amended and Restated Severance Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or the execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

     23.  Source of Payments.  All payments provided under this Amended and
          ------------------
Restated Severance Agreement shall be paid in cash from the general funds of Employer, and no special or separate fund shall be established and no other segregation of assets shall be made to assure payment.

     24.  Headings.  The section and other headings contained in this Amended
          --------
and Restated Severance Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Amended and Restated Severance Agreement.

     25.  Notices.  Any notice required or permitted to be given under this
          -------
Amended and Restated Severance Agreement shall be in writing and shall be deemed to have been given when delivered in person or when deposited in the U.S. mail, registered or certified, postage prepaid, and mailed to Employee's addresses set forth herein and the business address of Employer, unless a party changes its address for receiving notices by giving notice in accordance with this Section, in which case, to the address specified in such notice.

     26.  Counterparts.  This Amended and Restated Severance Agreement may be
          ------------
executed in multiple counterparts with the same effect as if each of the signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

     27.  Entire Agreement.  Except as may otherwise be provided herein, this
          ----------------
Amended and Restated Severance Agreement supersedes any and all prior written agreements existing between Employer and Employee with regard to the subject matter hereof.


     IN WITNESS WHEREOF, the parties have executed and delivered this Amended and Restated Severance Agreement to be effective as of the day and year indicated above.


                                   /s/ Nancy J. Herman
                                  ______________________________________________
                                  Employee's Signature

                                  Employee's Permanent Address:

                                  3012 Rodman Street, N.W.
                                  ______________________________________________
                                  Washington, DC 20008
                                  ______________________________________________

                                  FEDERAL REALTY INVESTMENT TRUST

                                  By:  /s/ Walter F. Loeb
                                      __________________________________________
                                      Name:    Walter F. Loeb
                                               _________________________________
                                      Title:   Chair Compensation Committee
                                               _________________________________
                                      Address: 1626 East Jefferson Street
                                               Rockville, Maryland  20852